EXHIBIT 99.1

First Choice Bancorp Announces Resignation of Ms. Lynn Hopkins and Appointment of Ms. Diana Hanson as Interim CFO

CERRITOS, CA., Nov. 15, 2019 (Nasdaq Capital Markets: FCBP) – First Choice Bancorp (the “Company” or “First Choice”) announced today that Lynn M. Hopkins, Chief Financial Officer, has resigned from the Company and First Choice Bank in order to accept a position with another financial institution based in California. The Company also announced that Diana Hanson, Chief Accounting Officer for the Company and First Choice Bank, has been promoted to Chief Financial Officer, and will lead the Company’s finance department on an interim basis while First Choice conducts an executive search for Ms. Hopkins’ replacement. Ms. Hanson has over 25 years of experience in corporate accounting for the financial services industry, including as the SVP/Director of Accounting Policy at Pacific Western Bank, and has served as First Choice’s Chief Accounting Officer since 2019.

“We appreciate Lynn’s service to First Choice and wish her well in her future endeavors,” said Robert M. Franko, President and Chief Executive Officer of First Choice. “Diana Hanson has been a key member of our finance department since joining First Choice in March 2019 and has done an outstanding job of managing our accounting functions. We are very pleased to recognize Diana’s value to First Choice and we know that she is well suited to lead our finance department while we conduct our search for a permanent CFO.”

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of, and the registered bank holding company for, First Choice Bank. As of September 30, 2019, First Choice Bancorp had total consolidated assets of $1.66 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small-to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a specialization in providing financial solutions for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through 9 full-service branches, and 2 loan production offices located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and tax rates. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

Contacts

First Choice Bancorp

Khoi D. Dang, 562.263.8336

Executive Vice President & General Counsel